UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

220 Occidental Avenue South

Seattle, Washington 98104-7800

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code:

(206) 539-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	WY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (e) On November 8, 2024, the board of directors of Weyerhaeuser Company (“Weyerhaeuser”) was notified that Russell S. Hagen will retire as Weyerhaeuser’s senior vice president and chief development officer effective December 31, 2024. Paul Hossain, who currently serves as Weyerhaeuser’s vice president of Natural Resources and Climate Solutions, will succeed Mr. Hagen as senior vice president and chief development officer effective January 1, 2025. Mr. Hagen will remain with the company as a strategic advisor during the leadership transition with no changes to his current compensation arrangements; provided that Mr. Hagen will no longer qualify for executive benefits (including executive severance and change of control).

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

 (d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Weyerhaeuser Company on November 11, 2024
104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Kristy T. Harlan
Name:	Kristy T. Harlan
Its:	Senior Vice President, General Counsel and Corporate Secretary

Date: November 12, 2024